UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 31, 2024
3M COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota		55144-1000
(Address of Principal Executive Offices)	(651) 733-1110	(Zip Code)
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	MMM	New York Stock Exchange
	MMM	Chicago Stock Exchange, Inc.
1.500% Notes due 2026	MMM26	New York Stock Exchange
1.750% Notes due 2030	MMM30	New York Stock Exchange
1.500% Notes due 2031	MMM31	New York Stock Exchange
Note: The common stock of the Registrant is also traded on the SIX Swiss Exchange.
Securities registered pursuant to section 12(g) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On April 1, 2024, 3M Company (“3M”) completed the previously announced separation of its health care business (the “Separation”) through the pro rata distribution of 80.1% of the issued and outstanding shares of common stock, par value $0.01 per share, of Solventum Corporation (“Solventum”) to 3M stockholders (the “Distribution”). The Distribution was effective at 3:30 a.m., Eastern Time, on April 1, 2024. As a result of the Distribution, Solventum is now an independent public company and its common stock is listed under the symbol “SOLV” on the New York Stock Exchange. 3M stockholders of record as of the close of business on March 18, 2024 received one share of Solventum common stock for every four shares of 3M common stock held as of such time, subject to the payment of cash in lieu of fractional shares of Solventum common stock.

Item 1.01. Entry into a Material Definitive Agreement.
In connection with the closing of the Separation and in order to govern the relationship between the parties following the Separation and the Distribution, 3M or certain of its subsidiaries entered into a number of agreements with Solventum or certain of its subsidiaries, including the following:
•a Separation and Distribution Agreement;
•a Transition Services Agreement;
•a Tax Matters Agreement;
•an Employee Matters Agreement;
•a Transition Distribution Services Agreement;
•a Transition Contract Manufacturing Agreement;
•a Stockholder’s and Registration Rights Agreement;
•an Intellectual Property Cross License Agreement;
•a Master Supply Agreement; and
•a Reverse Master Supply Agreement.
A summary of the material terms of the agreements set forth above can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with 3M” in Solventum’s Information Statement, dated March 13, 2024 (the “Information Statement”), which was included as Exhibit 99.1 to Solventum’s Current Report on 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 13, 2024. This summary of the Separation and Distribution Agreement; Transition Services Agreement; Tax Matters Agreement; Employee Matters Agreement; Transition Distribution Services Agreement; Transition Contract Manufacturing Agreement; Stockholder’s and Registration Rights Agreement; Intellectual Property Cross License Agreement; Master Supply Agreement; and Reverse Master Supply Agreement set forth therein is incorporated herein by reference.
The foregoing summary of the separation-related agreements is qualified in its entirety by reference to the full texts of the Separation and Distribution Agreement; Transition Services Agreement; Tax Matters Agreement; Employee Matters Agreement; Transition Distribution Services Agreement; Transition Contract Manufacturing Agreement; Stockholder’s and Registration Rights Agreement; Intellectual Property Cross License Agreement; Master Supply Agreement; and Reverse Master Supply Agreement, which are included with this report as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, and each of which is incorporated herein by reference.

Item 8.01. Other Events
On April 1, 2024, 3M issued a press release announcing completion of the Separation and Distribution. The press release is filed as Exhibit 99.1 to this report.
3M Guarantee
In connection with the Separation and prior to the Distribution, 3M initially guaranteed certain senior unsubordinated notes issued by Solventum. Upon consummation of the Distribution, 3M was automatically, irrevocably and unconditionally released from all obligations under such guarantee.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated as of March 31, 2024, by and between 3M Company and Solventum Corporation*
10.1	Transition Services Agreement, dated as of March 31, 2024, by and between 3M Company and Solventum Corporation*
10.2	Tax Matters Agreement, dated as of March 31, 2024, by and between 3M Company and Solventum Corporation*
10.3	Employee Matters Agreement, dated as of March 31, 2024, by and between 3M Company and Solventum Corporation*
10.4	Transition Distribution Services Agreement, dated as of March 31, 2024, by and between 3M Company and Solventum Corporation*+
10.5	Transition Contract Manufacturing Agreement, dated as of March 31, 2024, by and between 3M Company and Solventum Corporation*
10.6	Stockholder’s and Registration Rights Agreement, dated as of March 31, 2024, by and between 3M Company and Solventum Corporation*
10.7	Intellectual Property Cross License Agreement, dated as of March 31, 2024, by and between 3M Company and Solventum Corporation*
10.8	Master Supply Agreement, dated as of March 31, 2024, by and between 3M Company and Solventum Corporation*
10.9	Reverse Master Supply Agreement, dated as of March 31, 2024, by and between 3M Company and Solventum Corporation*
99.1	Press Release of 3M Company, dated April 1, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).
____________
* Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.
+ Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3M COMPANY

	By:	/s/ Michael M. Dai
	Name:	Michael M. Dai
	Title:	Vice President, Associate General Counsel & Secretary
Dated: April 4, 2024